© 2020 Supernus Pharmaceuticals, Inc. All Rights Reserved. 1 Supernus Pharmaceuticals SPN-812 Topline Results – ADHD Phase III Study in Adults (P306) December 2020 Exhibit 99.2

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© 2020 Supernus Pharmaceuticals, Inc. All Rights Reserved. SPN-812 Phase III Adult Study P306 N = 374 Study Design ADHD Patients Adults Randomized, double-blind, two arm placebo-controlled study Starting dose of 200mg on week 1, 400mg on week 2, followed by flexible dosing between 200mg and 600mg per day. Daily Doses 200mg to 600mg Primary Endpoint Change from baseline to end of study on ADHD Investigator Symptom Rating Scale (AISRS) total score compared to placebo. 3

© 2020 Supernus Pharmaceuticals, Inc. All Rights Reserved. SPN-812 Phase III Adult Study: Fast Onset of Action Efficacy Starting as Early as Week 2 – Primary Endpoint Primary Endpoint Visit Statistics Placebo (N=179) 200mg to 600mg1 (N=175) Baseline Mean 37.6 38.5 Week 1 p-value 0.2941 Week 2 p-value 0.0397 Week 3 p-value 0.0005 Week 4 p-value 0.0014 Week 5 p-value * * Week 6 (EOS) LS Mean -11.7 -15.5 p-value 0.0040 4 Primary Analysis of AISRS. EOS = End of Study *Per study design, at Week 5 no patient visit was conducted, and no data were collected. 1 200mg on week 1, 400mg on week 2, followed by flexible dose administration to 600mg.

© 2020 Supernus Pharmaceuticals, Inc. All Rights Reserved. SPN-812 Phase III Adult Study: Fast Onset of Action Efficacy Starting as Early as Week 2 – Secondary Endpoint Clinical Global Impression - Severity Score (CGI-S) Visit Statistics Placebo (N=179) 200mg to 600mg1 (N=175) Baseline Mean 4.6 4.6 Week 1 p-value 0.1833 Week 2 p-value 0.0203 Week 3 p-value <0.0001 Week 4 p-value 0.0004 Week 5 p-value * * Week 6 (EOS) LS Mean -1.0 -1.4 p-value 0.0023 5 EOS = End of Study *Per study design, at Week 5 no patient visit was conducted, and no data were collected. 1 200mg on week 1, 400mg on week 2, followed by flexible dose administration to 600mg.

© 2020 Supernus Pharmaceuticals, Inc. All Rights Reserved. SPN-812 Phase III Adult Study Significant Reduction in Inattention Subscale Inattention Subscale Visit Statistics Placebo (N=179) 200mg to 600mg1 (N=175) Baseline Mean 21.1 21.5 Week 1 p-value 0.1127 Week 2 p-value 0.0113 Week 3 p-value 0.0003 Week 4 p-value 0.0006 Week 5 p-value * * Week 6 (EOS) LS Mean -6.1 -8.5 p-value 0.0015 6 EOS = End of Study *Per study design, at Week 5 no patient visit was conducted, and no data were collected. 1 200mg on week 1, 400mg on week 2, followed by flexible dose administration to 600mg.

© 2020 Supernus Pharmaceuticals, Inc. All Rights Reserved. SPN-812 Phase III Adult Study Significant Reduction in Hyperactivity/Impulsivity Subscale Hyperactivity/Impulsivity Subscale Visit Statistics Placebo (N=179) 200mg to 600mg1 (N=175) Baseline Mean 16.5 17.0 Week 1 p-value 0.9991 Week 2 p-value 0.3478 Week 3 p-value 0.0073 Week 4 p-value 0.0236 Week 5 p-value * * Week 6 (EOS) LS Mean -5.8 -7.2 p-value 0.0380 7 EOS = End of Study *Per study design, at Week 5 no patient visit was conducted, and no data were collected. 1 200mg on week 1, 400mg on week 2, followed by flexible dose administration to 600mg.

© 2020 Supernus Pharmaceuticals, Inc. All Rights Reserved. 8 AEs = Adverse Events SPN-812 Phase III Adult Study Summary of Treatment Related Adverse Events (Safety Population) Number (%) of Patients - Treatment Related AEs with ≥ 5% Incidence P306 Placebo (N=183) SPN-812 (N=189) Insomnia 9 (4.9) 43 (22.8) Fatigue 5 (2.7) 22 (11.6) Decreased appetite 4 (2.2) 19 (10.1) Nausea 4 (2.2) 19 (10.1) Headache 9 (4.9) 17 (9.0) Dry mouth 4 (2.2) 17 (9.0) Discontinuation due to AEs 9 (4.9) 17 (9.0)